Exhibit 99.14

POSTER P2161

Efficacy of fluticasone furoate (FF) and vilanterol (VI), separately and in combination (FF/VI), in an allergen challenge model

Oliver A(1), Bjermer L(2), Quinn D(3), Saggu P(1), Thomas P(4), Lötvall J(5)

(1)GlaxoSmithKline, Uxbridge, UK; (2)Skane University Hospital, Lund, Sweden; (3)P3 Research, Wellington, NZ; (4)The University of New South Wales, Sydney, Australia; (5)*University of Gothenburg, Gothenburg, Sweden

INTRODUCTION

•                  In sensitised asthma patients the response to allergen exposure is often evident as a bi-phasic decline in lung function.

•                  The early asthmatic response (EAR) starts shortly after a single inhaled allergen challenge, and the late asthmatic response (LAR) commences 2–4h later;(1),(2) the LAR is associated with development of non-specific airway hyper-responsiveness (AHR).(3)

•                  FF(4) and VI(5) are promising agents for a combined, long-acting, once-daily ICS/LABA treatment of asthma.

OBJECTIVES

•                  Primary: to compare the effect of FF/VI combination on EAR (vs. FF or VI monotherapy) and LAR (vs. placebo).

•                  Secondary: to compare the effects of treatments on AHR (more detailed results presented separately).(6)

METHODS

•                  Randomised, double-blind, 4-way complete crossover study.

•                  Following a 2-week run-in, patients received 21-days treatment administered in the morning via a novel dry powder inhaler (Fig. 1).

•                  Forced expiratory volume in 1 sec (FEV1) was measured at 5, 10, 15, 20, 30, 45, 60 minutes and every 30 minutes until 10h post-final dose of allergen

•                  EAR: minimum (min) FEV1 (0–2h post-allergen challenge); LAR: wmFEV1 (4–10h)

•                  treatment differences were assessed by a mixed effects ANCOVA model.

Figure 1. Study design

F/V = FF/VI 100/25mcg; F = FF 100mcg; V = VI 25mcg; P = Placebo; R = Randomisation; F-U = Follow-Up

* Allergen challenge on Day 21, 1h post-final dose

† Assessment of AHR on Day 22, 24-h post-allergen challenge (25h post-dose) using doubling concentrations of methacholine (MCh) to induce a 20% fall in FEV1 (PC20)

RESULTS

Study population and demographics

•                  Patient demographics, baseline lung function and allergen details are summarised in Table 1.

•                  Of the 27 randomised patients, 26 completed the study; one withdrew consent and four protocol deviations during treatment Period 1 (received incorrect allergen bolus dose) led to those data being excluded from the analysis.

Table 1. Patient demographics, baseline lung function and allergen details

Patient demographics

Age (years), mean (range)	30.8 (18–49)
Female, n (%)	8 (30)
White race, n (%)	25 (93)

Lung function

Pre-bronchodilator FEV1 (L), mean (range)	3.7
(2.7–5.0)
Pre-bronchodilator FEV1 (% pred), mean (range)	92.3
(71.3–119.8)
Methacholine PC20 , mg/mL	<8

Allergen, n (%)

House dust mite	15 (56)
Cat hair/dander	10 (37)
Birch tree	1 (4)
Grass pollen	1 (4)

Pre-challenge lung function

•                  FEV1 improved from Day 1 to 21 prior to allergen challenge with FF/VI (230mL [145, 315]), FF (116mL [30, 202]) and VI (183mL [95, 272]) but declined by 61mL [–147, 24] with placebo (Fig. 2).

Allergen challenge

•                  At all time points assessed, FF/VI generally exhibited the greatest mean attenuation of the allergen-induced response (Fig. 2).

•                  FF/VI and FF were superior to placebo on the EAR and LAR; VI was superior to placebo on the LAR only. FF/VI was superior to FF and VI on the EAR and to VI on the LAR (Fig. 3).

•                  Alleviation of the AHR relative to placebo was seen with FF/VI and FF, but not with VI. FF/VI was superior to FF and VI (Fig. 4).

Figure 2. Absolute FEV1 from Day 1 to 21, over the allergen challenge time course, up to pre-methacholine challenge on Day 22

Figure 3. Treatment differences for allergen challenge on (a) the EAR assessed by minimum FEV1 (minFEV1) and (b) the LAR assessed by wmFEV1

PBO=placebo

Figure 4. Treatment differences for doubling doses of methacholine required to achieve PC20 24h post-allergen challenge

Adverse events and withdrawals

•                  No serious adverse events (AE) or withdrawals were reported.

•                  The number of treatment-related AEs were similar between FF/VI, FF, VI and placebo.(6)

CONCLUSIONS

•                  FF was highly effective in reducing both the EAR and LAR, and the addition of VI to FF further reduced the allergen-induced EAR.

•                  Adding VI to FF also provided further reduction of AHR as measured by methacholine responsiveness 24h after the allergen provocation.

REFERENCES

(1)         O’Byrne PM. Allergy Asthma Immunol Rev 2009;1:3–9.

(2)         Cockroft DW, et al. Can Respir J 2007;14:414–418.

(3)         Gauvreau GM, Evans MY. Contrib Microbiol 2007;14:21–32.

(4)         Woodcock A, et al. Respir Res 2011;12:160.

(5)         Lötvall J, et al. Eur Respir J 2012 [Epub ahead of print].

(6)         Oliver A, et al. European Academy of Allergy and Clinical Immunology (EAACI) June 2012.

ACKNOWLEDGEMENTS

•                  The presenting author, J Lötvall, declares the following real or perceived statements of interest during the last 3 years in relation to this presentation: consultancy and lecture fees from AstraZeneca, GlaxoSmithKline, Merck Sharpe and Dohme, Novartis and UCB Pharma; partly covered by some of these companies to attend scientific meetings including the ERS and the AAAAI; and has participated in clinical trials sponsored by AstraZeneca, GlaxoSmithKline, Merck Sharpe and Dohme, and Novartis.

•                  This study was funded by GlaxoSmithKline; GSK Study Code HZA113126, Clinicaltrials.gov NCT01128595.

•                  Editorial support (in the form of writing assistance, assembling tables and figures, collating author comments, grammatical editing and referencing) was provided by Lisa Moore at Gardiner-Caldwell Communications and was funded by GlaxoSmithKline.

Presented at the European Respiratory Society Annual Congress 2012 Vienna, Austria, 1–5 September, 2012